Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Northwest Bancshares, Inc.:

We consent to the use of our reports dated February 26, 2021, with respect to the consolidated financial statements of Northwest Bancshares, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
Pittsburgh, Pennsylvania
November 19, 2021